PROXY

     The  undersigned  hereby  appoints  Roger Coleman as an Attorney in Fact to vote my (our) proxy at a Special Meeting of Shareholders of Westnet Communication Group, Inc., to be held March 29, 2001 at the hour of 10:00AM PST at the Conference Center, 2921 N. Tenaya Way, Las Vegas, NV 89128 for the holder of record as of February 15, 2001.

I- Agreement & Plan of Reorganization

                  For                Against               Abstain




II- Amendment to the Articles of Incorporation changing the corporate name to:

                        Merchantpark Communications, Inc.

                  For                Against              Abstain





III- Directors

         Recommendation:  a vote FOR each of the nominated directors.
                  For                Against           Abstain
Shawn Balaghi


Rahim Fazal


Scott Thomasson


Peter Matousek


 Husein Kaba




IV- Independent CPA

     Appoint HJ Associates, LLC., 50 South Main Street, Suite 1450, Salt Lake City, UT 84144 as independent auditors for the consolidated Company.

                  For                 Against                Abstain




V- Transfer Agent and Registrar

     Appoint Holladay Stock transfer as transfer agent and registrar for the Companys securities.

     Please indicate your vote by firmly placing an X in the appropriate numbered box above with blue or black ink only.

     Please X here if you plan to attend and vote your shares at the meeting.




                                            Signature(s)            Date


                                            Number of Shares